UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item. 1.01 Entry into a Material Definitive Agreement

On August 9, 2006, Ener1, Inc., entered into a Forbearance Agreement with Satellite Asset Management, L.P. ("Satellite"), a holder of the Company's senior secured convertible debentures due 2009 issued on January 20, 2004 (the "2004 Debentures") and on March 14, 2005 (the "2005 Debentures," and together with the 2004 Debentures, the "Debentures"). Satellite had delivered a letter dated August 7, 2006, to the Company pursuant to Section 6(d)(ii) of the 2004 Debentures and Section 6(e)(ii) of the 2005 Debentures providing notice of a default under the Debentures as a result of the Company's failure to make certain payments to Satellite totaling $1,549,750 as of July 31, 2006, required under the terms of the Registration Rights Agreements relating to the Debentures. Under the Forbearance Agreement, Satellite rescinded this notice of default and agreed to forbear from any action for the "Forbearance Period" (as defined below) arising from Ener1's failure to make payments due to Satellite under the terms of the Registration Rights Agreements relating to the Debentures.

Ener1 agreed under the Forbearance Agreement to issue a promissory note in the principal amount of $750,000 to Ener1 Group, Inc., ("Ener1 Group"), the Company's majority stockholder, and deposit proceeds of such note equal to $739,375, representing the amount of interest that will be due and payable to Satellite under the Debentures on September 30, 2006, in a trust account for Satellite's benefit. These funds will be paid to Satellite on September 30, 2006 in accordance with the terms of the Interest Payment Deposit Agreement, dated August 9, 2006, among Ener1, Ener1 Group, Satellite and Wilmington Trust.

The "Forbearance Period" will remain in effect until November 1, 2006, unless a "Termination Event" occurs prior to November 1, 2006. A "Termination Event" includes, among other things, Ener1's failure to comply with the Interest Payment Deposit Agreement, the occurrence of certain bankruptcy-related events, Ener1's failure to become current in its reporting obligations under the Securities Exchange Act of 1933, as amended, by September 1, 2006 or the inaccuracy of any representation made by Ener1 in the Forbearance Agreement or the Debentures.

On August 9, 2006, in accordance with the Forbearance Agreement, Ener1 borrowed $750,000 from Ener1 Group under the terms of a promissory note. The note bears interest at a rate of 10% per year; no interest is payable until the note matures on April 15, 2009. Ener1 Group's rights under the note are subordinated to the prior payment in full of all Ener1's obligations under the Debentures. If none of the Debentures are outstanding, Ener1 Group may elect to convert the principal and accrued interest under the note into shares of Ener1 common stock at a conversion price of $0.50 per share. Ener1's failure to pay any amount due under the note, or the occurrence of certain bankruptcy-related events, will constitute an event of default under the note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth above under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

August 11, 2006	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer